Exhibit 10.2
AMENDMENT TO THE ALTERNATIVE INVESTMENT SELLING AGENT AGREEMENT
This amendment (“Amendment”) dated as of the 1st day of July, 2020 to the Alternative Investment Selling Agent Agreement (the “Agreement”) dated as of November 1, 2018 by and among each of the limited partnerships listed on Schedule 1 hereto (each, a “Partnership,” and together, the “Partnerships”), Ceres Managed Futures LLC, a Delaware limited liability company (the “General Partner”), Morgan Stanley Distribution Inc., a corporation incorporated under the laws of the Commonwealth of Pennsylvania (“MSDI” or “Selling Agent”), and Harbor Investment Advisors LLC, a Maryland limited liability company (“Harbor” or “Sub-Selling Agent”). Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to them in the Agreement.
W I T N E S S E T H:
WHEREAS, the General Partner, the Partnerships, the Selling Agent and the Sub-Selling Agent agree to amend the Agreement to (i) reflect a reduction in the annual Ongoing Sub-Selling Agent Fee payable to the Sub-Selling Agent with respect to Class A Units of each Partnership (with the exception of Ceres Orion L.P. (“Orion”)) from 2.00% to 1.00% of the adjusted net assets of the Class A Units only, (ii) reflect a change in the Ongoing Sub-Selling Agent Fee payable to the Sub-Selling Agent with respect to Class A Units of Orion from a transaction-based calculation to a flat annual fee of 1.00% of the adjusted net assets of such Class A Units and (iii) update and replace Schedules 1 and 2; and
WHEREAS, pursuant to Section 15(c) of the Agreement, any change to the Agreement must be in writing and signed by all parties.
NOW, THEREFORE, the parties agree as follows:
1.          Schedule 1 of the Agreement shall be deleted in its entirety and replaced by Schedule 1 attached hereto.
2.          Schedule 2 of the Agreement shall be deleted in its entirety and replaced by Schedule 2 attached hereto.
3.          The effective date of this Amendment shall be July 1, 2020.  Except as specifically provided for in this Amendment, the terms of the Agreement are hereby ratified and confirmed and remain in full force and effect.

4.          This Amendment, together with the Agreement and any other documents referred to herein, constitutes the whole agreement between the parties relating to the subject matter of this Amendment and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter.

5.          This Amendment may be executed in any number of counterparts, including via facsimile or email, each of which is an original and all of which when taken together evidence the same agreement. Any signature on the signature page of this Amendment may be an original, a fax or an electronically transmitted signature or may be executed by applying an electronic signature using DocuSign© or, if permitted by the General Partner (such permission not to be unreasonably withheld), any other similar program.

6.          This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed as of the day and year first above written.

THE PARTNERSHIPS LISTED ON SCHEDULE 1 HERETO By: Ceres Managed Futures LLC Name: /s/ Patrick T. Egan Patrick T. Egan Title: President	Morgan Stanley Distribution, Inc. Name: /s/ Frank Famiglietti Frank Famiglietti Title: Managing Director
Harbor Investment Advisory, LLC Name: /s/ Will Schaoty Will Schaoty Title: Chief Compliance Officer
Ceres Managed Futures LLC Name: /s/ Patrick T. Egan Patrick T. Egan Title: President

Schedule 1
PARTNERSHIP	STATE AND DATE OF ORGANIZATION	EFFECTIVE DATE
Ceres Orion L.P.	New York; March 22, 1999	November 1, 2018
Managed Futures Premier Graham L.P.	Delaware; July 15, 1998	November 1, 2018
Ceres Tactical Systematic L.P.	New York; December 3, 2002	November 1, 2018
Ceres Tactical Global L.P.	Delaware; October 20, 1999	November 1, 2018

Schedule 2
Fee[1]	Brokerage/Non-Consulting Clients	Advisory/Consulting Clients
Ceres Orion L.P.
Ongoing Sub-Selling Agent Fee	1.00% per year of the adjusted net assets of Class A Units (computed monthly by multiplying the adjusted net assets of the Class A Units by 1.00% and dividing the result thereof by 12).[2]	Class Z units will not be subject to an ongoing sub-selling agent fee.
Ceres Tactical Systematic L.P.
Ongoing Sub-Selling Agent Fee
1.00% per year of the adjusted net assets of the Partnership (computed monthly by multiplying the adjusted net assets of the Partnership by 1.00% and dividing the result thereof by 12)[2]. 0.75% annual of the net asset value per unit of Class D Units paid on a monthly basis.
Class Z units will not be subject to an ongoing sub-selling agent fee.
Managed Futures Premier Graham L.P.
Ongoing Sub-Selling Agent Fee	1.0% per year of the net asset value per unit of Class A Units paid on a monthly basis.	Class Z units will not be subject to an ongoing sub-selling agent fee.
Ceres Tactical Global L.P.
Ongoing Sub-Selling Agent Fee	1.0% per year of the net asset value per unit of Class A Units paid on a monthly basis. 0.75% annual of the net asset value per unit of Class D Units paid on a monthly basis.	Class Z units will not be subject to an ongoing sub-selling agent fee.
1 For the avoidance of doubt, the calculation of the Ongoing Sub-Selling Agent Fee shall be based on units of each Partnership sold by Sub-Selling Agent only.
2 Adjusted net assets are month-end Net Assets increased by that current month’s ongoing sub-selling agent fee, management fee, the general partner’s administrative fee, the incentive fee accrued, other expenses and any redemptions or distributions as of the end of such month.